                                                                     EXHIBIT 4.1


                       AMENDMENT NO. 1 TO CREDIT AGREEMENT


                  This AMENDMENT NO. 1 dated as of September 27, 2001 (this "Amendment"), among Oxford Automotive, Inc., a Michigan corporation (the "Company"), Oxford Automotive Canada, Ltd. (the "Borrowing Subsidiary" and together with the Company, the "Borrowers"), the Lenders (as defined below) party hereto and Citicorp USA, Inc., as Administrative Agent (as defined below) amends certain provisions of the Fourth Amended and Restated Credit Agreement, dated as of June 8, 2001, among the Borrowers, the Lenders (as defined therein), the Issuers (as defined therein), Citicorp USA, Inc., as agent for the Lenders and the Issuers (in such capacity, the "Administrative Agent") and as collateral agent for the Secured Parties (as defined therein), Comerica Bank, in its capacity as syndication agent for the Lenders and the Issuers and Credit Suisse First Boston, in its capacity as documentation agent for the Lenders and the Issuers (such agreement, the "Credit Agreement").


                              W I T N E S S E T H:


                  WHEREAS, although the Company's financial statements for the Fiscal Quarter ending September 30, 2001 (the "September 2001 Fiscal Quarter") have not been prepared or delivered, the Company believes that upon the delivery of such financial statements, it may be determined that the Company will have breached the covenants contained in Section 6.1(a), 6.1(b) and 6.1(d) of the Credit Agreement pertaining to the Leverage Ratio (the "Leverage Covenant"), the Interest Coverage Ratio (the "Interest Coverage Covenant") and minimum EBITDA requirements (the "Minimum EBITDA Covenant"), respectively, for the September 2001 Fiscal Quarter;


                  WHEREAS, the Company has requested the Administrative Agent and the Requisite Lenders restructure certain terms of the Credit Agreement, including amending the Leverage Covenant, the Interest Coverage Covenant and the Minimum EBITDA Covenant for the September 2001 Fiscal Quarter and for certain other fiscal quarters ending after the September 2001 Fiscal Quarter, and, in connection therewith, the Administrative Agent and the Lenders are performing a review of the Company's financial position in order to assist them to form a view with respect to the amendments being requested by the Company and with respect to the terms (which may include, without limitation, additional amendments to the Credit Agreement that may increase the Applicable Margin, modify certain affirmative and negative covenants and require the payment of an amendment fee) under which the Administrative Agent and the Requisite Lenders will consent to such amendments (such amendments and such other terms being hereinafter referred to as the "Proposed Amendment");


                  WHEREAS, pending the results of the review presently being conducted by the Administrative Agent and the Lenders, which review is anticipated to be completed prior to November 15, 2001, the Company has requested that the Administrative Agent and the Requisite Lenders enter into an amendment of the Credit Agreement to provide certain specified relief with respect to the Leverage Covenant, the Interest Coverage Covenant and the Minimum EBITDA Covenant for the Fiscal Quarter ending September 30, 2001;


                  WHEREAS, pursuant to Section 9.1 of the Credit Agreement, the consent of the Requisite Lenders is required to amend the Credit Agreement as set forth herein;


                  NOW, THEREFORE, in consideration of the above premises, the Borrowers, the Requisite Lenders party hereto and the Administrative Agent agree as follows:

         SECTION 1. DEFINITIONS.

                  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement. In addition, the following terms shall have the following meanings:

                  "Amendment Effective Date" has the meaning specified in
Section 5.

                  "Minimum EBITDA Covenant" has the meaning specified in the recitals hereto.

                  "Interest Coverage Covenant" has the meaning specified in the recitals hereto.

                  "Leverage Covenant" has the meaning specified in the recitals hereto.

                  "September 2001 Fiscal Quarter" has the meaning specified in the recitals hereto.

         SECTION 2. AMENDMENT TO ARTICLE V (AFFIRMATIVE COVENANTS). Effective as of the Amendment Effective Date and subject to the terms and conditions set forth herein, Article V is amended as follows:

                           (a) Amendment to Reporting Requirements. Section 5.4
of the Credit Agreement is amended by inserting the following new subparagraphs immediately after the end of subparagraph (o):

                  (p) prior to October 22, 2001, copies of (i) a financial forecast for the Company and its Subsidiaries for each Fiscal Year through the Scheduled Termination Date and (ii) a strategic business plan for the Company and its Subsidiaries, in each case in form and substance satisfactory to the Administrative Agent; and

                  (q) in addition to the monthly delivery requirements pursuant to subclause (b(iii)) above, no later than 5:00 p.m. (New York time) on each Friday, cash flow forecasts for the Company's Domestic Subsidiaries and Canadian Subsidiaries for the then next succeeding three months.

                           (b) Consultants and Assessments. Article V is amended
by inserting the following new Section 5.13 immediately after the end of Section 5.12:

         SECTION 5.13. CONSULTANTS AND ASSESSMENTS. The Borrowers consent and agree that at any time prior to November 15, 2001, at the expense of the Borrowers (i) the Administrative Agent, on behalf of the Lenders, may appoint an independent or internal consultants and appraisers to conduct reviews and assessments with respect to the Company and its Subsidiaries, including, but not limited to, appraisals with respect to the Collateral, (ii) the Borrowers shall conduct, or shall cause to be conducted, and upon request of the Administrative Agent, present to the Administrative Agent for approval, such appraisals, investigations and reviews as the Administrative Agent shall reasonably request and (iii) the Borrowers will use their best efforts to assist each consultant and appraiser appointed by the Administrative Agent to conduct and conclude such examinations.

         SECTION 3. AMENDMENT OF ARTICLE VI (NEGATIVE COVENANTS). Effective as of the Amendment Effective Date and subject to the terms and conditions set forth herein, Article VI is amended as follows:

                  (a) Amendment to the Leverage Ratio Covenant. Section 6.1(a) of the Credit Agreement is amended by deleting the following from the grid contained in such section:

                  ------------------------------------ ------------------
                  September 30, 2001                   5.60 to 1
                  ------------------------------------ ------------------

provided, however, that if, as of November 15, 2001, the Proposed Amendment has not been consummated for any reason whatsoever (including, without limitation, by reason of the failure to obtain credit approval for such Proposed Amendment of a sufficient number of Lenders or the existence of any Event of Default), the amendment contained in this Section 2(a) shall be deemed null and void and shall cease on such date to be of any further force or effect.

                  (b) Amendment to the Interest Ratio Covenant. Section 6.1(b) of the Credit Agreement is amended by deleting the following from the grid contained in such section:

                  ------------------------------------ ------------------
                  September 30, 2001                   1.60 to 1
                  ------------------------------------ ------------------

provided, however, that if, as of November 15, 2001, the Proposed Amendment has not been consummated for any reason whatsoever (including, without limitation, by reason of the failure to obtain credit approval for such Proposed Amendment of a sufficient number of Lenders or the existence of any Event of Default), the amendment contained in this Section 2(b) shall be deemed null and void and shall cease on such date to be of any further force or effect.

                  (c) Amendment to the Minimum EBITDA Covenant. Section 6.1(d) of the Credit Agreement is amended by deleting the following from the grid contained in such section:

                  ------------------------------------ ------------------
                  September 30, 2001                   $29,500,000
                  ------------------------------------ ------------------

provided, however, that if, as of November 15, 2001, the Proposed Amendment has not been consummated for any reason whatsoever (including, without limitation, by reason of the failure to obtain credit approval for such Proposed Amendment of a sufficient number of Lenders or the existence of any Event of Default), the amendment contained in this Section 2(c) shall be deemed null and void and shall cease on such date to be of any further force or effect.

                  (d) Amendment to Limitation on Management Fees. Section 6.18(b) is amended by deleting the section in its entirety and replacing it with the following:

         (b) base management fees payable to Oxford Investment Group, Inc. pursuant to the management agreement set forth on Schedule 6.18, without giving effect to any amendment or modification of such agreement (the "Management Agreement") not in excess of $2,000,000 in any twelve month period, to be paid in twelve equal monthly installments, and as otherwise described in the Management Agreement, provided, however that the Company may not prepay any such management fees and provided further, however; that;

                           (i) prior to the Covenant Reversion Date, not more
                  than 50% of such base management fees that would be payable in any one month period shall be paid and base management fees not paid shall be permitted to accrue, in addition, base management fees accrued and not paid since July 1, 2001 shall not be paid until the Covenant Reversion Date;

                           (ii) prior to the Covenant Reversion Date, out of
                  pocket expenses paid by the Company pursuant to the Management Agreement shall not exceed an aggregate amount of $200,000; and

                           (iii) no base management fees (excluding out of
                  pocket expenses provided for by the Management Agreement in an aggregate amount not to exceed $200,000) shall be paid pursuant to this clause (b) if any Event of Default or Default exists or would be caused thereby; and

         SECTION 4. PROHIBITION ON REVOLVING CREDIT OUTSTANDINGS AND SWING LOANS. From the Amendment Effective Date through and including November 15, 2001, no Lender, no Swing Loan Lender, no Issuer and no Canadian Lender shall be obligated to make any Revolving Loan, make any Swing Loan, issue any Letter of Credit or accept any Banker's Acceptance, respectively, to any Borrower.

         SECTION 5. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall become effective as of September 27, 2001 (the "Amendment Effective Date") on the date when the following conditions precedent have been satisfied:

                  (a) Certain Documents. The Administrative Agent shall have received on or before the Amendment Effective Date all of the following, all of which shall be in form and substance satisfactory to the Administrative Agent:

                    (i) this Amendment executed by the Borrowers and Lenders constituting the Requisite Lenders;

                    (ii) the Consent and Agreement to this Amendment executed by the Subsidiary Guarantors;

                    (iii) the Consent and Agreement to this Amendment executed by The Oxford Investment Group, Inc.; and

                    (iv) such additional documentation as the Administrative Agent or the Requisite Lenders may reasonably require.

                  (b) Representations and Warranties. Each of the representations and warranties made by the Borrowers or any Subsidiary Guarantor in or pursuant to the Credit Agreement and the other Loan Documents to which the Borrowers or any of the Subsidiary Guarantors is a party or by which the Borrowers, or any of the Subsidiary Guarantor is bound, shall be true and correct in all material respects, after giving effect to the terms of this Amendment, on and as of the Amendment Effective Date (other than representations and warranties in any such Loan Document which expressly speak as of a different date).

                  (c) No Events of Default. No Event of Default or Default shall have occurred and be continuing on the Amendment Effective Date.

         SECTION 6. REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders that as of the date hereof (x) no Event of Default or Default under the Credit Agreement shall have occurred and be continuing and (y) all of the representations and warranties of the Loan Parties contained in Article IV of the Credit Agreement and in any other Loan Document continue to be true and correct as of the date of execution hereof in all material respects, as though made on and as of such date (other than representations and warranties in any such Loan Document which expressly speak as of a different date).

         SECTION 7. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.

                  (a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import, and each reference in each other Loan Document, shall mean and be a reference to the Credit Agreement as amended hereby.

                  (b) Except as specifically amended hereby, all of the terms of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a amendment or waiver of any right, power or remedy of any Lender, any Issuer, the Administrative Agent or the Collateral Agent under the Credit Agreement or any of the Loan Documents, nor constitute an amendment or waiver of any provision of the Credit Agreement or any of the Loan Documents.

                  (d) This Amendment is a Loan Document.

                  (e) For the purposes of clarification, each of the parties hereto agree that in the event the Proposed Amendment has not been consummated on or prior to November 15, 2001 and the amendments to the Leverage Covenant, the Interest Coverage Covenant and the Minimum EBITDA Covenant contained in
Section 2 of this Amendment cease to be of any further force and effect pursuant to the terms of the proviso contained in each such section, any Default or Event of Default that would have arisen but for the amendments contained in such sections shall constitute a Default or an Event of Default from and after November 15, 2001, and all rights, privileges and remedies of the Administrative Agent and the Lenders relating thereto under the Credit Agreement and other Loan Documents shall be fully effective and enforceable as if such covenants had not been amended by this Amendment. The Company agrees that the Administrative Agent and the Lenders shall not be under any obligation to consummate the Proposed Amendment and have not committed or offered to commit to enter into any such Proposed Amendment.

         SECTION 8. RELEASES. In further consideration of the Lenders' execution of this Amendment, the Borrowers and each other Loan Party hereby release the Administrative Agent, each Lender and each Issuer and their respective affiliates, officers, employees, directors, agents and attorneys (collectively, the "Releasees") from any and all claims, demands, liabilities, responsibilities, disputes, causes of action (whether at law or equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent that any of the Loan Parties may have against Releasees which arise from or relate to the Obligations, any Collateral, any Loan Document, any documents, agreements, dealings or other matters in connection with any of the Loan Documents, and any third parties liable in whole or in part for the Obligations, in each case to the extent arising (x) on or prior to the date hereof or (y) out of, or relating to, actions, dealings or matters occurring on or prior to the date hereof (including, without limitation, any actions or inactions which Releasees may have taken prior to the date hereof).

         SECTION 9. COSTS AND EXPENSES.

                  (a) The Borrowers agree to pay on demand in accordance with the terms of Section 9.3 of the Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith, including the reasonable fees, expenses and disbursements of Weil, Gotshal & Manges LLP, counsel for the Administrative Agent with respect thereto.

                  (b) The Borrowers acknowledge that the Administrative Agent has requested that Ernst & Young LLP resume conducting due diligence with respect to the Company and its Subsidiaries, for and on behalf of itself and the Lenders and further, the Borrowers acknowledge and agree that pursuant to
Section 9.3 of the Credit Agreement, all reasonable costs and expenses incurred by the Administrative Agent in connection with the appointment of Ernst & Young LLP are reimbursable by the Borrowers to the Administrative Agent upon demand thereby.

         SECTION 10. TITLES. The Section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         SECTION 11. EXECUTION IN COUNTERPARTS. This Amendment may be executed and delivered in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same original agreement.

         SECTION 12. NOTICES. All communications and notices to the Administrative Agent hereunder shall be given as provided in the Credit Agreement.

         SECTION 13. SEVERABILITY. If any term or provision set forth in this Amendment shall be invalid or unenforceable, the remainder of this Amendment, or the application of such terms or provisions to persons or circumstances, other than those to which it is held unenforceable, shall not in any way be affected or impaired thereby.

         SECTION 14. SUCCESSORS. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors or assigns.

         SECTION 15. GOVERNING LAW. This Amendment shall be interpreted, and the rights and liabilities of the parties determined, in accordance with the internal law of the State of New York.

                    IN WITNESS WHEREOF, this Amendment has been duly executed on the date set forth above.

                                 Borrowers:


                                 OXFORD AUTOMOTIVE, INC.


                                 By:  /s/ Aurelian Bukatko
                                      --------------------
                                      Name:   Aurelian Bukatko
                                      Title:  Executive Vice President and CFO


                                 OXFORD AUTOMOTIVE CANADA LTD.

                                 By:  /s/ Aurelian Bukatko
                                      --------------------
                                      Name:   Aurelian Bukatko
                                      Title:  Executive Vice President and CFO


                                 Administrative Agent and Collateral Agent:


                                 CITICORP USA, INC.

                                 By:  /s/ Anthoney Murphy
                                      --------------------
                                      Name: Anthony Murphy
                                      Title:  Director


                                 Issuer:


                                 CITIBANK, N.A.

                                 By:  /s/ Anthoney Murphy
                                      --------------------
                                      Name: Anthony Murphy
                                      Title:  Director


                                 Syndication Agent:


                                 COMERICA BANK


                                 By:  /s/ Alan S. Carlyle
                                      --------------------
                                      Name:  Alan S. Carlyle
                                      Title: Officer





                  SIGNATURE PAGE TO AMENDMENT NO. 1 AGREEMENT

                                 Documentation Agent:


                                 CREDIT SUISSE FIRST BOSTON


                                 By:  /s/ William S. Lutkins
                                      --------------------
                                      Name: William S. Lutkins
                                      Title:  Vice President

                                 By:  /s/ Robert Hetu
                                      --------------------
                                      Name: Robert Hetu
                                      Title:  Director
                                 Lenders:


                                 BANK OF MONTREAL


                                 By:
                                      ---------------------------
                                      Name:
                                      Title:


                                 THE BANK OF NEW YORK


                                 By:  /s/ Joshua Feldman
                                      --------------------
                                      Name: Joshua Feldman
                                      Title: Vice President

                                 THE BANK OF NOVA SCOTIA


                                 By:
                                      ---------------------------
                                      Name:
                                      Title:


                                 BANKERS TRUST COMPANY


                                 By:  /s/ Robert Talesca
                                      --------------------
                                      Name: Robert Talesca
                                      Title: V.P.





                  SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT

                                 DEUTSCHE BANK AG, CANADA BRANCH


                                 By:
                                       ---------------------------
                                       Name:
                                       Title:


                                 By:
                                       ---------------------------
                                       Name:
                                       Title:


                                 CITICORP USA, INC.


                                 By:   /s/ Anthony Murphy
                                       ---------------------------
                                       Name: Anthony Murphy
                                       Title:  Director

                                 CITIBANK CANADA


                                 By:
                                       ---------------------------
                                       Name:
                                       Title:


                                 COMERICA BANK


                                 By:   /s/ Timothy O. Ashley
                                       ---------------------------
                                       Name: Timothy O. Ashley
                                       Title: Senior V.P.

                                 CREDIT SUISSE FIRST BOSTON


                                 By:
                                       ---------------------------
                                       Name:
                                       Title:


                                 By:
                                       ---------------------------
                                       Name:
                                       Title:







                  SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT

                                 CREDIT SUISSE FIRST BOSTON CANADA


                                 By:
                                       ---------------------------
                                       Name:
                                       Title:


                                 By:
                                       ---------------------------
                                       Name:
                                       Title:


                                 FIFTH THIRD BANK, N.A.
                                 (formerly, FIFTH THIRD BANK, NORTHWESTERN
                                 OHIO, N.A.)


                                 By:      /s/ Bruce K. Lee
                                          ---------------------------
                                          Name: Bruce K. Lee
                                          Title: Executive Vice President



                                 THE CHASE MANHATTAN BANK


                                 By:      /s/ Susan E. Atkins
                                          ---------------------------
                                          Name: Susan E. Atkins
                                          Title:  Managing Director

                                 THE CHASE MANHATTAN BANK, TORONTO BRANCH


                                 By:      /s/ Susan E. Atkins
                                          Name: Susan E. Atkins
                                          ---------------------------
                                          Title:  Managing Director

                                 NATIONAL BANK OF CANADA


                                 By:   /s/ Duane K. Bedard
                                       ---------------------------
                                       Name: Duane K. Bedard
                                       Title: Vice President

                                 By:   /s/ Paul C. Masserang
                                       ---------------------------
                                       Name: Paul C. Masserang
                                       Title: Ass't Vice President








                  SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT

                 CONSENT, AGREEMENT AND AFFIRMATION OF GUARANTY.

                  Each of the undersigned Subsidiary Guarantors hereby consents to the terms of the foregoing Amendment in its capacity as a guarantor under the Guaranty and agrees that the terms of this Amendment shall not affect in any way its obligations and liabilities under its guaranty, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed.

                                         Subsidiary Guarantors:

                                         LOBDELL EMERY CORPORATION
                                         LEWIS EMERY CAPITAL CORPORATION
                                         PARALLEL GROUP INTERNATIONAL, INC.
                                         LASERWELD INTERNATIONAL, L.L.C.
                                         CONCEPT MANAGEMENT CORPORATION
                                         CREATIVE FABRICATION CORPORATION
                                         WINCHESTER FABRICATION CORPORATION
                                         OASP, INC.
                                         OASP II, INC.
                                         RPI HOLDINGS, INC.
                                         RPI, INC.
                                         PRUDENVILLE MANUFACTURING INC.
                                         OXFORD SUSPENSION, INC.
                                         HOWELL INDUSTRIES, INC.
                                         CE TECHNOLOGIES, INC.
                                         TOOL AND ENGINEERING COMPANY
                                         976459 ONTARIO LIMITED




                                         By:  /s/ Aurelian Bukatko
                                              --------------------
                                              Name: Aurelian Bukatko
                                              Title:  Vice President and CFO






                  SIGNATURE PAGE TO GUARANTOR'S CONSENT TO AMENDMENT NO. 1

                              CONSENT AND AGREEMENT

                  The undersigned hereby consents and agrees to be bound by the terms of Section 2(d) of the foregoing Amendment which provides that from September 27, 2001 until the Covenant Reversion Date (as defined in the Credit Agreement) Oxford Automotive Inc. shall not be permitted to pay more than 50% of any management, consulting or similar fees or amounts to the undersigned and the undersigned hereby agrees that it will not accept any such management, consulting or similar fees or amounts during such period.

                                            THE OXFORD INVESTMENT GROUP, INC.


                                            By:  /s/ Rex E. Schlaybaugh, Jr.
                                                 ---------------------------
                                            Name:    Rex E. Schlaybaugh, Jr.
                                            Title:   Vice Chairman


















                  SIGNATURE PAGE TO CONSENT TO AMENDMENT NO. 1